Exhibit 99.2

Certification

          Pursuant to 18 U.S.C. Section 1350, I, Donald P. Lofe, Jr., Chief Financial Officer of The PMI Group, Inc. (“Company”), hereby certify that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2003	/s/ DONALD P. LOFE, JR.

Donald P. Lofe, Jr. Chief Financial Officer

          The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

          A signed original of this written statement required by Section 906 has been provided to The PMI Group, Inc. and will be retained by The PMI Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.